Exhibit 99.7

50,000,000 SHARES OF CLASS A COMMON STOCK OF
BANKATLANTIC BANCORP, INC.
ISSUABLE UPON EXERCISE OF SUBSCRIPTION RIGHTS

I (We) acknowledge receipt of your letter and the enclosed materials relating to the offering of shares of BankAtlantic Bancorp, Inc. Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), issuable upon the exercise of subscription rights.

In this form, I (we) instruct you whether to exercise subscription rights to purchase shares of Class A Common Stock distributed with respect to the Class A Common Stock held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the prospectus dated July 8, 2008, and accompanying prospectus supplement, dated August 28, 2009 (collectively, the “Prospectus”) and the related Instructions for Use of BankAtlantic Bancorp, Inc. Subscription Rights Certificates.

BOX 1.	☐	Please do not exercise subscription rights for shares of Class A Common Stock.
BOX 2.	☐	Please exercise subscription rights for me (us) and purchase shares of Class A Common Stock as set forth below:

	Number		Subscription		Total
	of Shares		Price		Payment
Subscription Rights		X	$2.00	=	$

BOX 3.	☐	Payment in the following amount is enclosed: $
(This amount must equal the amount set forth under “Total payment required” above)
BOX 4.	☐	Please deduct payment from the following account maintained by you as follows:

Type of Account:	Account No.:

Amount to be deducted: $

Date

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